Exhibit 99.4

1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03MTLB + + Proposals — The Board of Directors unanimously recommend a vote FOR Proposals 1 and 2. A 1. MERGER PROPOSAL - To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 18, 2022, by and between Bank First Corporation and Denmark Bancshares, Inc., and the transactions contemplated by the merger agreement, including the merger of Denmark Bancshares, Inc. with and into Bank First Corporation, with Bank First Corporation as the surviving company, and the issuance of shares of Bank First Corporation’s common stock as merger consideration. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2022 Special Meeting Proxy Card 2. ADJOURNMENT PROPOSAL - To consider and vote upon a proposal to adjourn the Bank First Corporation special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Bank First Corporation merger proposal. For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 541226 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ≈ Online Go to www.envisionreports.com/BFC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BFC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m. (CDT) on June 12, 2022. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BFC Notice of 2022 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — June 13, 2022 The Chairman of the Board of Directors or the Corporate Secretary of the Corporation or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Bank First Corporation to be held on Monday, June 13, 2022 or at any postponement or adjournment thereof. If you are a current employee and have shares in the Bank First Retirement Plan on the record date of April 4, 2022, you are directing the Plan trustee how to vote the shares allocated to your account. If your voting instructions are not returned on or before June 6, 2022, you will have given the trustee the authority to vote on your behalf. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Bank First Corporation q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Non-Voting Items C + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Special Meeting of Bank First Corporation Shareholders June 13, 2022, 5:00pm CDT Franciscan Center for Music Education and Performance 6751 Calumet Avenue, Manitowoc, Wisconsin 54220